Ex. 99.1
Contacts:	Investors	Stephen Forsyth	203-573-2213
	Media	John Gustavsen	203-573-3224

FOR IMMEDIATE RELEASE

CHEMTURA FILES AMENDED PLAN OF REORGANIZATION

Chemtura Canada Co./Cie to File under Chapter 11 with a Recognition Proceeding Under CCAA to Address Certain Asserted Diacetyl Liabilities Along With U.S. Debtors

Chemtura Canada Co./Cie to Pay All Secured and Unsecured Creditors of Chemtura Canada, Other than Holders of Diacetyl Claims, in Full in the Ordinary Course of Business

Company’s Other Non-U.S. Operations and BioLab Canada Not Included in Filing;
Worldwide Operations to Continue as Normal

Company Remains on Track to Emerge in the Coming Months

PHILADELPHIA – July 9, 2010 – Chemtura Corporation, debtor-in-possession (Pink Sheets: CEMJQ), today announced that it and 26 of its U.S. affiliates (together, “Chemtura” or the “Company”) have filed a revised Plan of Reorganization (the “Plan”) and related Disclosure Statement with the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Plan and Disclosure Statement, like the previous versions filed on June 17, 2010, were filed with the support of the Company’s official committee of unsecured creditors and the ad hoc committee of the Company’s bondholders.  As with the June 17 version of the Plan, Chemtura continues to provide the potential to satisfy all creditors’ claims in full, as well as offering value to equity holders.

One of the significant provisions of the Plan and related Disclosure Statement is the conclusion that, in order to resolve certain asserted diacetyl liabilities, Chemtura’s Canadian subsidiary, Chemtura Canada Co./Cie (“Chemtura Canada”), intends to file for protection along with the current U.S. Debtors under Chapter 11 of the Bankruptcy Code, together with a recognition proceeding in Canada under the Companies’ Creditors Arrangement Act (“CCAA”).  The Company expects Chemtura Canada’s Chapter 11 and CCAA proceedings to be brief and that Chemtura Canada will emerge at the same time as Chemtura’s U.S. operations.  Through this action, Chemtura expects to extend to Chemtura Canada the protection from and treatment of certain asserted diacetyl liabilities at the same time as Chemtura resolves certain of its diacetyl liabilities already being addressed in its U.S. reorganization.  BioLab Canada and the Company’s other non-U.S. operations will not be subject to the requirements of the U.S. Bankruptcy Code or CCAA.  Chemtura’s U.S., Canadian and worldwide operations are continuing as normal and will continue as normal after the commencement of Chemtura Canada’s reorganization.

Under the terms of the Plan and motions to be presented to the Court at the outset of Chemtura Canada’s Chapter 11 filing, all creditors of Chemtura Canada, other than holders of diacetyl claims, including employees and suppliers, will receive payment for all pre-filing claims in full.  Post-filing claims also will be paid in full, in cash, according to normal terms as they come due.  Chemtura Canada will seek express Court orders to help ensure the continuation of normal operations and trade practices, including paying vendor claims, employee wages, salaries and related benefits, and honoring all current customer policies and programs, in the ordinary course of business.

“The filing of our revised Plan and Disclosure Statement represents further progress in our restructuring and another step toward emerging in the coming months,” said Craig A. Rogerson, Chemtura’s Chairman, President and Chief Executive Officer.  “We determined, with the support of our major constituents, that a court-supervised process for Chemtura Canada on an accelerated basis is the fastest and most effective way to resolve certain asserted diacetyl liabilities in Canada, while ensuring that all of Chemtura Canada’s other secured and unsecured claims are paid in full and in cash according to their normal terms.  We are confident that we are taking the appropriate steps to expedite the Company’s emergence and to position Chemtura as a financially strong competitor in the specialty chemicals industry.”

Mr. Rogerson added, “Throughout this process, Chemtura has maintained its focus on enhancing all aspects of our customers’ experience to drive growth and long-term value creation.  We thank our customers, employees and suppliers for their continued support and we look forward to continuing to meet our customers’ needs as we proceed towards emergence.”

The Court has scheduled a hearing to consider approval of the Disclosure Statement on July 21, 2010.  In the event the Disclosure Statement is approved by the Court on July 21, 2010, the Company expects to pursue Court approval of the Plan for Chemtura Canada at the same time as with respect to the U.S. Debtors.  Chemtura remains on track to emerge from Chapter 11 protection in the coming months.

Chemtura’s revised Plan and Disclosure Statement are available free of charge at www.kccllc.net/chemtura.  Additionally, Chemtura has established a toll-free Restructuring Information Hotline for interested parties, in the United States at 866-967-0261 or internationally at 310-751-2661.

The Disclosure Statement is subject to approval by the Court, and the Amended Plan is subject to confirmation by the Court.  This press release is not intended as a solicitation for a vote on the Plan within the meaning of section 1125 of the Bankruptcy Code.

Chemtura, with 2009 sales of $2.5 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

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Forward-Looking Statement

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

▪	The ability to complete a restructuring of our balance sheet;

▪	The ability to have the Bankruptcy Court approve motions required to sustain operations during the Chapter 11 cases;

▪	The uncertainties of the Chapter 11 restructuring process including the potential adverse impact on our operations, management, employees and the response of our customers;

▪	Our estimates of the cost to settle proofs of claim presented in the Chapter 11 cases;

▪	The ability to develop, confirm and consummate a Chapter 11 plan of reorganization;

▪	The ability to be compliant with our debt covenants or obtain necessary waivers and amendments;

▪	The ability to reduce our indebtedness levels;

▪	General economic conditions;

▪	Significant international operations and interests;

▪	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;

▪	The ability to retain sales volumes in the event of increasing selling prices;

▪	The ability to absorb fixed cost overhead in the event of lower volumes;

▪	Pension and other post-retirement benefit plan assumptions;

▪	The ability to improve profitability in our Industrial Engineered Products segment as the general economy recovers from the recession;

▪	The ability to implement the El Dorado, Arkansas restructuring program;

▪	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;

▪
The ability to restore profitability in our Chemtura AgroSolutions Engineered Products segment as demand conditions recover in the agrochemical market. Additionally, the Chemtura AgroSolutions Engineered Products segment is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

▪	The ability to sell methyl bromide due to regulatory restrictions;

▪	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Chemtura AgroSolutions Engineered Products segments;

▪	Changes in the availability and/or quality of our energy and raw materials;

▪	The ability to collect our outstanding receivables;

▪	Changes in interest rates and foreign currency exchange rates;

▪	Changes in technology, market demand and customer requirements;

▪	The enactment of more stringent U.S. and international environmental laws and regulations;

▪	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;

▪	The ability to recover our deferred tax assets;

▪	The ability to support the goodwill and long-lived assets related to our businesses; and

▪	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on the Company's estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company's possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. The Company undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in the Company's operations.